Exhibit 99.1

               Benihana Inc. Says Management Nominees for Board of
                          Directors Win All Three Seats


     MIAMI--(BUSINESS WIRE)--Dec. 20, 2005--Benihana Inc. (NASDAQ:BNHNA and
BNHN) today announced that an independent inspector of election had certified that Management's nominees had been elected to all three Directorships voted upon at the Company's annual meeting held on Monday, December 12, 2005.
     The two directors elected by the holders of the Company's Common Stock were
J. Ronald Castell, a management consultant, and Taka Yoshimoto, an Executive Vice President of the Company, and the director elected by the holders of the Company's Class A Common Stock was Joseph J. West, Ph.D., dean of Florida International University's School of Hospitality and Tourism.
     Mr. Castell and Dr. West neither of whom has previously served as a director of the Company will serve as Independent Directors.
     Joel Schwartz, the President of the Company stated that, "We greatly appreciate the support Management's candidates received. We are confident that the Company will benefit greatly from the new skills and perspectives Messrs. Castell and West bring to the Board and are extremely pleased that the Board will continue to have the benefit of Mr. Yashimoto's in depth knowledge and extensive working experience with our operations and systems. All of us at Benihana remain very excited about our prospects as we continue to implement our new business plan and growth model."
     The Company also announced the following developments in the action it commenced in federal district court in Miami charging violations of Sections 13
(d) and 14 (a) of the Securities Exchange Act of 1934 in connection with the recent election. The Company agreed to the dismissal with prejudice of all charges against Providence Recovery Partners and Messrs. Denton and Schafran, and those parties have entered into a customary two-year standstill agreement with the Company pursuant to which they have agreed, among other things, not to solicit votes in opposition to management's nominees as directors of the Company. The court has made no findings in connection with the action, and the Benihana Protective Trust, Benihana of Tokyo, Inc. Kevin Aoki, Kana Aoki Nootenboom and Ken Podziba remain defendants in the action.

     About Benihana

     Benihana, now in its 41st year operates 73 restaurants nationwide, including 57 Benihana teppanyaki restaurants, seven Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are ten restaurants - two Benihana teppanyaki restaurants and eight RA Sushi restaurants. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

     Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.


    CONTACT: Benihana Inc.
             Joel A. Schwartz / Michael R. Burris, 305-593-0770 or
             Corporate Relations:
             Anreder & Company
             Steven Anreder, 212-532-3232